Exhibit 99.1 For Immediate Release Synchrony Financial (NYSE: SYF) October 15, 2025

Third Quarter 2025 Results and Key Metrics

STAMFORD, Conn - Synchrony Financial (NYSE: SYF) today announced third quarter 2025 net earnings of $1.1 billion, or $2.86 per diluted share, compared to $789 million, or $1.94 per diluted share in the third quarter 2024. In September, the Company’s Board approved an incremental share repurchase authorization of $1.0 billion. As of September 30, 2025, the Company had a total remaining repurchase authorization of $2.1 billion through June 30, 2026.

CEO Commentary
“Synchrony’s third quarter performance was highlighted by a return to purchase volume growth, driven by stronger spend trends across all five of our platforms, and continued strength in our credit performance,” said Brian Doubles, Synchrony’s President and Chief Executive Officer. “Our purchase volume growth was driven by improving trends across credit grades and generations, reflecting the resilience of our customers and the compelling utility and value that Synchrony provides as they navigate the continued uncertainty in the broader environment.”

“Looking ahead, we are confident in our momentum. Synchrony’s underwriting discipline and credit actions have delivered credit performance in 2025 that has exceeded our expectations, and we believe our consistent execution has primed our business for strong risk-adjusted growth as conditions allow. We are excited about the many opportunities we see to drive meaningful long-term value for the many stakeholders we serve.”

3.6%	13.7%	$971M	$100.2B
Return on Assets	CET1 Ratio	Capital Returned	Loan Receivables

Key Operating and Financial Metrics*
•Purchase volume increased 2% to $46.0 billion
•Loan receivables decreased 2% to $100.2 billion, which included the movement of $0.2 billion to loan receivables held for sale in the second quarter of 2025
•Average active accounts decreased 3% to 68.3 million
•Net interest margin increased 58 basis points to 15.62%
•Efficiency ratio increased 140 basis points to 32.6%
•Return on assets increased 100 basis points to 3.6%
•Return on equity increased 5 percentage points to 25.1%
•Return on tangible common equity** increased 6 percentage points to 30.6%
•Book value per share increased 16% to $44.00
•Tangible book value per share** increased 16% to $37.93

CFO Commentary
“Synchrony's third quarter financial results highlighted the strength of our resilient business model and core business drivers,” said Brian Wenzel, Synchrony’s Executive Vice President and Chief Financial Officer. “Despite the continued effects of our credit actions, we have seen a sequential improvement in our average active account trend and a rebound in our purchase volume growth. In addition, the combination of continued strong credit performance and higher net interest income contributed to higher retailer share arrangements, maintaining alignment of interests between Synchrony and our partners as program performance further strengthened.”

“Our Board approved an incremental $1.0 billion in our share repurchase authorization, reflecting Synchrony’s disciplined focus on risk-adjusted returns, our strong capital generation capacity and the inherent resilience of our business, which is enabled by our sophisticated underwriting and retailer share arrangements. As we look to the future, Synchrony remains well-positioned to achieve our long-term financial targets and deliver market-leading returns for our shareholders.”

Business Highlights
•Added, renewed or expanded more than 15 partners, including the Lowe’s commercial program, Dental Intelligence, and Regency Showrooms.
•Announced the acquisition of the Lowe’s commercial co-branded credit card portfolio to expand our suite of financing products for Lowe’s customers.
•Announced strategic partnership with Dental Intelligence, a leading patient relationship management and analytics platform used by over 9,000 dental practices.
•Acquired Versatile Credit, a leading multi-source financing platform connecting merchants, lenders, and consumers through point-of-sale solutions.

Financial Highlights
•Interest and fees on loans remained flat at $5.5 billion as expansion in loan receivables yield, primarily reflecting the impact of our product, pricing, and policy changes (PPPCs), was offset by a combination of lower benchmark rates and lower late fee incidence, as well as a decrease in average loan receivables.
•Net interest income increased $111 million, or 2%, to $4.7 billion, primarily driven by lower interest-bearing liabilities cost associated with lower benchmark rates, partially offset by lower interest income on investment securities.
•Retailer share arrangements increased $110 million, or 12%, to $1.0 billion, reflecting program performance which included lower net charge-offs and the impact of our PPPCs.
•Provision for credit losses decreased $451 million to $1.1 billion, driven by lower net charge-offs and a reserve release of $152 million versus a build of $44 million in the prior year. The current year reserve release included the impact of a $45 million reserve build for the pending acquisition of the Lowe’s commercial co-branded credit card portfolio, which is expected to close during the first half of 2026.
•Other income increased $8 million to $127 million, which included the impact of PPPC related fees.
•Other expense increased $59 million, or 5%, to $1.2 billion, primarily driven by higher employee costs and costs related to technology investments, partially offset by preparatory expenses related to the proposed Late Fee rule change in the prior year.
•Net earnings increased 37% to $1.1 billion, compared to $789 million.

Credit Quality
•Loans 30+ days past due as a percentage of total period-end loan receivables were 4.39% compared to 4.78% in the prior year, a decrease of 39 basis points and 23 basis points below the average of the third quarters in 2017 through 2019.
•Net charge-offs as a percentage of total average loan receivables were 5.16% compared to 6.06% in the prior year, a decrease of 90 basis points, and 7 basis points above the average of the third quarters in 2017 through 2019.
•The allowance for credit losses as a percentage of total period-end loan receivables was 10.35%, compared to 10.59% in the second quarter of 2025.

Sales Platform Highlights
•Period-end loan receivables were up 1% in Digital, flat in Diversified & Value and Health & Wellness, down 3% in Lifestyle and down 6% in Home & Auto. These results reflected the continued impact of our previous credit actions, including the prior period purchase volume declines and higher payment rates as a result of our improved credit mix. Growth of interest and fees on loans ranged from down 2% to up 2%, as expansion in loan receivables yield, primarily reflecting the impact of our PPPCs, was offset by a combination of lower benchmark rates and lower late fee incidence, as well as a decrease in average loan receivables.

•Home & Auto purchase volume decreased 1%, reflecting selective spend in Home Specialty and lower average active accounts, partially offset by strong growth in spend per account.

•Digital purchase volume increased 5%, driven by higher spend per account and reflecting strong customer response to enhanced product offerings and refreshed value propositions.

•Diversified & Value purchase volume increased 3%, reflecting strong retailer performance and growth in out-of-partner spend, partially offset by lower average active accounts.

•Health & Wellness purchase volume increased 3%, as higher spend per account exceeded the impact of lower average active accounts, reflecting growth in Pet and Audiology, partially offset by lower spend in Cosmetic.

•Lifestyle purchase volume decreased 3%, primarily reflecting lower average active accounts, as well as lower spend in Outdoor and Specialty as consumers continued to manage discretionary purchases.

Balance Sheet, Liquidity, & Capital
•Loan receivables of $100.2 billion, including the movement of $0.2 billion to held for sale in the second quarter of 2025, decreased 2%; purchase volume increased 2% and average active accounts decreased 3%.
•Deposits decreased 3% or $2.4 billion to $79.9 billion and comprised 85% of funding.
•Total liquid assets were $18.2 billion, or 15.6% of total assets.
•The Company returned $971 million in capital to shareholders, including $861 million of share repurchases and $110 million of common stock dividends.
•The Company’s Board approved an increase to our share repurchase authorization of $1.0 billion through June 30, 2026. As of September 30, 2025, the Company had a total remaining repurchase authorization of $2.1 billion for the period ending June 30, 2026.
•The estimated Common Equity Tier 1 ratio was 13.7% compared to 13.1%, and the estimated Tier 1 Capital ratio was 14.9% compared to 14.3% in the prior year.

* All comparisons are for the third quarter of 2025 compared to the third quarter of 2024, unless otherwise noted.
** Return on tangible common equity represents net earnings available to common stockholders as a percentage of average tangible common equity. Tangible common equity and tangible book value per share are non-GAAP measures. See non-GAAP reconciliation in the financial supplement.

Corresponding Financial Tables and Information
Investors should review the foregoing summary and discussion of Synchrony Financial's earnings and financial condition in conjunction with the financial results presentation, financial supplement and information that follow, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed February 7, 2025, and the Company’s forthcoming Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025. The detailed financial tables and other information are also available on the Investor Relations page of the Company’s website at www.investors.synchrony.com. This information is also furnished in a Current Report on Form 8-K filed with the SEC today.

Conference Call and Webcast
On Wednesday, October 15, 2025, at 8:00 a.m. Eastern Time, Brian Doubles, President and Chief Executive Officer, and Brian Wenzel Sr., Executive Vice President and Chief Financial Officer, will host a conference call to review the financial results and outlook for certain business drivers. The conference call can be accessed via an audio webcast through the Investor Relations page on the Synchrony Financial corporate website, www.investors.synchrony.com, under Events and Presentations. A replay will also be available on the website.

About Synchrony Financial
Synchrony (NYSE: SYF) is a leading consumer financing company at the heart of American commerce and opportunity. From health to home, auto to retail, our Synchrony products have been serving the needs of people and businesses for nearly 100 years. We provide responsible access to credit and banking products to support healthier financial lives for tens of millions of people, enabling them to access the things that matter to them. Additionally, through our innovative products and experiences, we support the growth and operations of some of the country’s most respected brands, as well as more than 400,000 small and midsize businesses and health and wellness providers that Americans rely on. Synchrony is proud to be ranked as the country’s #2 Best Company to Work For® by Fortune magazine and Great Place to Work®.

For more information, visit www.synchrony.com

Investor Relations                Media Relations
Kathryn Miller                    Tyler Allen
(203) 585-6291                    (551) 370-2902

Cautionary Statement Regarding Forward-Looking Statements
This news release contains certain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. Forward-looking statements may be identified by words such as "expects," "intends," "anticipates," "plans," "believes," "seeks," "targets," "outlook," "estimates," "will," "should," "may," “aim,” “focus,” “confident,” “trajectory,” "priorities," "designed," "consider" or words of similar meaning, but these words are not the exclusive means of identifying forward-looking statements. Forward-looking statements are based on management's current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include global political, economic, business, competitive, market, regulatory and other factors and risks, such as: the impact of macroeconomic conditions, including factors impacting consumer confidence and economic growth in the United States, such as inflation, interest rates, tariffs (including retaliatory tariffs) and an economic downturn or recession, and whether industry trends we have identified develop as anticipated; the impact of changes in the U.S. presidential administration and Congress on fiscal, monetary and regulatory policy; the impact of the federal government shutdown that began in October 2025; retaining existing partners and attracting new partners, concentration of our revenue in a small number of partners, and promotion and support of our products by our partners; cyber-attacks or other security incidents or breaches; disruptions in the operations of our and our outsourced partners' computer systems and data centers; the financial performance of our partners; product, pricing, and policy changes related to the Consumer Financial Protection Bureau’s (the “CFPB”) final rule on credit card late fees, which was vacated in April 2025; the sufficiency of our allowance for credit losses and the accuracy of the assumptions or estimates used in preparing our financial statements, including those related to the CECL accounting guidance; higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings; our ability to grow our deposits in the future; damage to our reputation; our ability to securitize our loan receivables, occurrence of an early amortization of our securitization facilities, loss of the right to service or subservice our securitized loan receivables, and lower payment rates on our securitized loan receivables; changes in market interest rates; effectiveness of our risk management processes and procedures, reliance on models which may be inaccurate or misinterpreted, and our ability to manage our credit risk; our ability to offset increases in our costs in retailer share arrangements; competition in the consumer finance industry; our concentration in the U.S. consumer credit market and susceptibility to market fluctuations and legislative and regulatory developments; our ability to successfully develop and commercialize new or enhanced products and services; our ability to realize the value of acquisitions, dispositions and strategic investments; reductions in interchange fees; fraudulent activity; failure of third-parties to provide various services that are important to our operations; international risks and compliance and regulatory risks and costs associated with international operations; alleged infringement of intellectual property rights of others and our ability to protect our intellectual property; litigation, regulatory actions and compliance issues; our ability to attract, retain and motivate key officers and employees; tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations; regulation, supervision, examination and enforcement of our business by governmental authorities, the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and other legislative and regulatory developments and the impact of the CFPB’s regulation of our business, including new requirements and constraints the Company and the Bank are or will become subject to as a result of having $100 billion or more in total assets; impact of capital adequacy rules and liquidity requirements; restrictions that limit our ability to pay dividends and repurchase our common stock, and restrictions that limit the Bank’s ability to pay dividends to us; regulations relating to privacy, information security and data protection; use of third-party vendors and ongoing third-party business relationships; and failure to comply with anti-money laundering and anti-terrorism financing laws.

Cautionary Statement Regarding Forward-Looking Statements (Continued)
For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this news release and in our public filings, including under the heading "Risk Factors Relating to our Business" and “Risk Factors Relating to Regulation” in the Company's most recent Annual Report on Form 10-K. You should not consider any list of such factors to be an exhaustive statement of all the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.

Non-GAAP Measures
The information provided herein includes measures we refer to as "tangible common equity" and “tangible book value per share,” which are not prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). For a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures, please see the detailed financial tables and information that follow. For a statement regarding the usefulness of these measures to investors, please see the Company's Current Report on Form 8-K filed with the SEC today.